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                                                                     Exhibit (i)



                           [GE INVESTMENTS LETTERHEAD]

                                April 11, 1991


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

     I am Executive Vice President of General Electric Investment Corporation, the investment advisor to Elfun Money Market Fund (the "Fund"), and a Trustee and Secretary of the Fund. In that connection, I have reviewed Post-Effective Amendment No. 3 (the "Amendment") to the Registration Statement on Form N-1A, File No. 33-31205, in the form to be filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and hereby represent that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485 under the Act.

     I consent to the use of this letter in connection with the Amendment and consent that a copy of this letter be filed as Exhibit 10 thereto.


                                         Very truly yours,


                                         /s/ Alan M. Lewis
                                         ------------------------
                                         Alan M. Lewis